Exhibit 3.6

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                               CLARK/BARDES, INC.


         Clark/Bardes, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the Corporation is Clark/Bardes, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and substituting in lieu of said Article FOURTH the following new Article FOURTH:

            FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 41,000,000, of which (1) 40,000,000 shares shall be common stock, par value $0.01 per share; and (2) 1,000,000 shares shall be preferred stock, par value $0.01 per share. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

         3. That the aforesaid amendment was duly adopted in a meeting and vote of stockholders entitled to vote and authorized by the board of directors' resolution in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Clark/Bardes, Inc. has caused this Certificate to be signed by Thomas M. Pyra, its Chief Financial Officer and Chief Operating Officer, this 3rd day of June, 2002.

                                          CLARK/BARDES, INC.



                                     By:           /s/ Thomas M. Pyra
                                          --------------------------------------
                                          Thomas M. Pyra
                                          Chief Financial Officer and
                                          Chief Operating Officer